As filed with the Securities and Exchange Commission on April 9, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNOPSYS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	56-1546236
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

700 East Middlefield Road

Mountain View, California 94043

(650) 584-5000

(Address of Principal Executive Offices, including Zip Code)

Coverity, Inc. Amended and Restated 2004 Stock Option Plan

Coverity, Inc. 2013 Equity Incentive Plan

(Full Title of the Plan)

Erika Varga McEnroe

Interim General Counsel and Corporate Secretary

Synopsys, Inc.

700 East Middlefield Road

Mountain View, California 94043

(650) 584-5000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, $0.01 par value per share	450,800 (2)	$ 17.86	$ 8,051,288.00	$ 1,037.01
Common Stock, $0.01 par value per share	391,944 (3)	$ 32.42	$ 12,706,824.48	$ 1,636.64
Total	842,744			$ 2,673.65

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of Synopsys, Inc. (the “Registrant”) that become issuable in respect of the shares identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents the number of shares that may be issued by the Registrant upon exercise of outstanding stock options under the terms of the Coverity, Inc. Amended and Restated 2004 Stock Option Plan, assumed by the Registrant pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 19, 2014, by and among Synopsys, Inc. (“Synopsys”); Cavalier Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Synopsys; Coverity, Inc., a Delaware corporation; and Fortis Advisors LLC as the Securityholders’ Agent (as defined therein).
(3)	Represents the number of shares that may be issued by the Registrant upon exercise of outstanding stock options under the terms of the Coverity, Inc. 2013 Equity Incentive Plan, assumed by the Registrant pursuant to the terms of the Merger Agreement.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the weighted average exercise price for shares subject to the outstanding stock options granted pursuant to the applicable plan.

EXPLANATORY NOTE

Pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 19, 2014, by and among Synopsys, Inc. (“Synopsys”), Cavalier Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Synopsys, Coverity, Inc., a Delaware corporation (“Coverity”), and Fortis Advisors LLC as the Securityholders’ Agent (as defined therein), the Registrant assumed all of the outstanding unvested stock options of Coverity under the Coverity Amended and Restated 2004 Stock Option Plan (the “2004 Plan”) and the Coverity 2013 Equity Incentive Plan (the “2013 Plan”, and together with the 2004 Plan, the “Plans”), and such options became exercisable solely to purchase shares of common stock of the Registrant, with appropriate adjustments to the number of shares with respect to which such options are exercisable and the exercise price of such options, in accordance with the terms of the Merger Agreement.

The prospectus containing information required by Part I of Form S-8 and related to this Registration Statement is omitted from this Registration Statement in accordance with the note to Part I of Form S-8. The Registrant will send or give to each participant in the Plans a copy of the prospectus or documents containing information specified in Part I of Form S-8, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), the prospectus for the Plans is not being filed with or included in this Registration Statement. The prospectus for the Plans and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, each constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for its fiscal year ended October 31, 2013 as filed with the Commission on December 20, 2013;

(b) All other reports filed* pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 24, 1992, including any amendment or report filed for the purpose of updating such description (Commission File No. 000-19807).

*	Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated herein by reference.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective date of filing of such documents. The Registrant’s Exchange Act file number with the Commission is 000-19807. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Registrant’s Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper personal benefit.

The Registrant’s Amended and Restated Bylaws provide for the indemnification of officers and directors to the fullest extent permissible under Delaware Law, which provisions are deemed to be a contract between the Registrant and each director and officer who serves in such capacity while such Amended and Restated Bylaws are in effect.

In addition, the Registrant has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future. The Registrant has also obtained liability insurance for the benefit of its directors and officers.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Exhibit Description	Incorporated By Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

3.1	Restated Certificate of Incorporation	10-Q	000-19807	3.1	09/15/03

3.2	Amended and Restated Bylaws	8-K	000-19807	3.2	05/23/12

4.1	Specimen Common Stock Certificate	S-1	33-45138	4.3	02/24/92 (effective date)

4.2	Coverity, Inc. Amended and Restated 2004 Stock Option Plan					X

4.3	Coverity, Inc. 2013 Equity Incentive Plan					X

5.1	Opinion of Weil, Gotshal & Manges LLP					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Weil, Gotshal & Manges LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (contained on signature page hereto)					X

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on April 9, 2014.

SYNOPSYS, INC.

By:	/s/ ERIKA VARGA MCENROE
Erika Varga McEnroe
Interim General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian M. Beattie and Erika Varga McEnroe, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Name	Title	Date

/S/ AART J. DE GEUS	Co-Chief Executive Officer (Co-Principal Executive Officer) and Chairman of the Board of Directors	April 9, 2014
Aart J. de Geus

/S/ CHI-FOON CHAN	Co-Chief Executive Officer (Co-Principal Executive Officer), President and Director	April 9, 2014
Chi-Foon Chan

/S/ BRIAN M. BEATTIE	Chief Financial Officer (Principal Financial Officer)	April 9, 2014
Brian M. Beattie

/S/ ESFANDIAR NADDAF	Vice President, Corporate Controller (Principal Accounting Officer)	April 9, 2014
Esfandiar Naddaf

/S/ ALFRED J. CASTINO	Director	April 9, 2014
Alfred J. Castino

/S/ BRUCE R. CHIZEN	Director	April 9, 2014
Bruce R. Chizen

/S/ DEBORAH A. COLEMAN	Director	April 9, 2014
Deborah A. Coleman

/S/ CHRYSOSTOMOS L. NIKIAS	Director	April 9, 2014
Chrysostomos L. Nikias

/S/ JOHN G. SCHWARZ	Director	April 9, 2014
John G. Schwarz

/S/ ROY VALLEE	Director	April 9, 2014
Roy Vallee

/S/ STEVEN C. WALSKE	Director	April 9, 2014
Steven C. Walske

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated By Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

3.1	Restated Certificate of Incorporation	10-Q	000-19807	3.1	09/15/03

3.2	Amended and Restated Bylaws	8-K	000-19807	3.2	05/23/12

4.1	Specimen Common Stock Certificate	S-1	33-45138	4.3	02/24/92 (effective date)

4.2	Coverity, Inc. Amended and Restated 2004 Stock Option Plan					X

4.3	Coverity, Inc. 2013 Equity Incentive Plan					X

5.1	Opinion of Weil, Gotshal & Manges LLP					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Weil, Gotshal & Manges LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (contained on signature page hereto)					X